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                               [ARTHUR ANDERSEN LLP LETTERHEAD]

                                                                     EXHIBIT N.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 20, 1998, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Washington, DC
May 5, 1998